Exhibit 10.0

FIRST AMENDMENT TO

P U B L I C   R E L A T I O N S

C O N S U L T I N G   A G R E E M E N T

AGREEMENT made as of August 8, 2008 by and between ATTIC LIGHT ENTERTAINMENT, INC., (hereinafter referred to as “Client”) and PROPUBLIC MEDIA, LLC, a Nevada limited liability company, (hereinafter referred to as “Consultant”).

W I T N E S S E T H :

WHEREAS, Consultant is engaged in the business of providing and rendering public relations and communications services and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining Consultant for the purpose of obtaining public relations and corporate communications services so as to better, more fully and more effectively deal and communicate with the company, its current and potential customers, the public and industry media and suppliers.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

I. Engagement of Consultant.  Client herewith engages Consultant and Consultant agrees to render to Client public relations, communications, advisory and consulting services.

A.

The consulting services to be provided by the Consultant shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the general and industry awareness of Client’s activities and to stimulate public and industry interest in Client.  Client acknowledges that Consultant’s ability to relate information regarding Client’s activities is directly related to the information provided by Client to the Consultant.

B.

Client acknowledges that Consultant will devote such time as is reasonably necessary to perform the services for Client, having due regard for Consultant’s commitments and obligations to other businesses for which it performs consulting services.

II. Compensation and Expense Reimbursement.

A.

Client will pay the Consultant, as compensation for the services provided for in this Agreement and as reimbursement for expenses incurred by Consultant on Client’s behalf, in the manner set forth in Schedule A annexed to this Agreement which Schedule is incorporated herein by reference.

Term and Termination.  This Agreement shall the term, the contract will be automatically extended for an additional twelve-month period. Either party hereto shall have the right to terminate this Agreement upon 15 days prior written notice to the other party after be for a period of one year and terminating on February 8, 2009. If the Client does not cancel the contract during the first 180 days. Upon such termination, all retainer and option amounts due for the 180 day period will still be owed to consultant (if not paid and granted at termination) and made effective at signing.

Treatment of Confidential Information.  Consultant  shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Consultant  in connection with Consultant ‘s services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the “Confidential Information”).  The Consultant will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Consultant is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.

Representation by Consultant of other clients.  Client acknowledges and consents to Consultant rendering  public relations, consulting and/or communications services to other clients of the Consultant  engaged in the same or similar business as that of Client.

Indemnification by Client as to Information Provided to Consultant.  Client acknowledges that Consultant, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client’s officers, directors, agents and/or employees.  Client agrees to indemnify, hold harmless and defend Consultant, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Consultant .

Independent Contractor.  It is expressly agreed that Consultant is acting as an independent contractor in performing its services hereunder.  Client shall carry no workers compensation insurance or any health or accident insurance on Consultant or consultant’s employees.  Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.

Non-Assignment.  This Agreement shall not be assigned by either party without the written consent of the other party.

Notices.  Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

Entire Agreement.  The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

Modification and Waiver.  This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof.  No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

Law to Govern; Forum for Disputes.  This Agreement shall be governed by the laws of the State of Nevada without giving effect to the principle of conflict of laws.  Each party acknowledges to the other that courts within the State of Nevada shall be the sole and exclusive forum to adjudicate any disputes arising under this agreement. In the event of delinquent fees owed to the Consultant , Client will be responsible for pay for all fees associated with the collection of these fees.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

ProPublic Media, LLC.

By: /s/ Jacon Nguyen

________________________

Jacob Nguyen, President

Date: 8/08/2008

Attic Light Entertainment, Inc.

By: /s/ Steve Griffith

________________________

Steve Griffith, President/CEO

Date: 8/0/2008

SCHEDULE A-1

PAYMENT FOR SERVICES AND REIMBURSEMENT OF EXPENSES AND FINANCING TRANSACTION FEE.

A.

For the services to be rendered and performed by Consultant during the term of the Agreement, Client shall pay to Consultant the sum of $10,000 per month in cash, payable at the beginning 30 days after the Company has its common stock quoted on the Over-the-Counter Electronic Bulletin Board, as a retainer.

B.

Client shall also reimburse Consultant for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties for Client upon presentation of statements setting forth in reasonable detail the amount of such expenses.  Consultant shall not incur any expense for any single item in excess of $500 without verbal or written prior approval of the Client

C.

1,875,000 shares of common shares of Attic Light Entertainment, Inc. due upon execution of this agreement.

ProPublic Media, LLC.

By: /s/ Jacon Nguyen

________________________

Jacob Nguyen, President

Date: 8/08/2008

Attic Light Entertainment, Inc.

By: /s/ Steve Griffith

________________________

Steve Griffith, President/CEO

Date: 8/0/2008

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